                                                Registration No. 333-
                                                                     -----------

         As filed with the Securities and Exchange Commission on June 10, 1997
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                ARCADIA FINANCIAL LTD.
                (Exact name of registrant as specified in its charter)

              Minnesota                                41-1664848
    (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)             Identification No.)
                              --------------------

                           7825 Washington Avenue South
                        Minneapolis, Minnesota 55439-2444
                          (Address, including zip code,
                   of registrant's principal executive offices)
                              --------------------

                  Non-Statutory Stock Option Agreements between
           Arcadia Financial Ltd. (formerly Olympic Financial Ltd.) and
                 Each of Richard A. Greenawalt and Warren Kantor
                            (Full title of the plan)
                              --------------------

                             Richard A. Greenawalt
                             Arcadia Financial Ltd.
                          7825 Washington Avenue South
                       Minneapolis, Minnesota 55439-2435
                                 (612) 942-9880
                      (Name, address and telephone number,
             including area code, of agent for service of process)
                              --------------------

                                    Copy to:
                            Richard G. Swanson, Esq.
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                           Minneapolis, Minnesota  55402
                              --------------------

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of                     Proposed maximum  Proposed maximum
securities     Amount to be    offering price      aggregate       Amount of
  to be         registered      per share(1)     offering price   registration
registered                                                            fee
--------------------------------------------------------------------------------

Common stock,
$.01 par value   1,395,160        $14.87         $20,746,029.20     $6,286.68
Common stock,
$.01 par value     200,000        $17.375        $ 3,475,000        $1,053.03

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Calculated pursuant to Rule 457(h).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Registrant incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

         (c) The Registrant's Current Reports on Form 8-K dated March 18, 1997, March 12, 1997, March 11, 1997, March 10, 1997, March 7, 1997
    and January 14, 1997; and

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A-1 File No. 1-14276.

    All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521 of the Minnesota Statutes provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and
Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in such person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.
    Article 6 of the Registrant's Restated Bylaws, as amended, provides that directors, officers, employees and agents, past or present, of the Registrant, and persons serving as such of another corporation or entity at the request of the Registrant, shall be indemnified by the Registrant for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted under Minnesota Statutes Section 302A.521.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT
    NUMBER         DESCRIPTION
    ------         -----------

    4.1 Non-Statutory Stock Option Agreement dated March 14, 1997, between the Registrant and Richard A. Greenawalt (filed herewith)

    4.2 Non-Statutory Stock Option Agreement dated August 26, 1996, between the Registrant and Warren Kantor
                   (incorporated by reference to Exhibit 10.95 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

    4.3 Non-Statutory Stock Option Agreement dated December 18, 1996, between the Registrant and Warren Kantor
                   (incorporated by reference to Exhibit 10.96 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

    4.4 Non-Statutory Stock Option Agreement dated January 29, 1997, between the Registrant and Warren Kantor
                   (incorporated by reference to Exhibit 10.97 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

    5.1            Opinion of Dorsey & Whitney LLP (filed herewith)

    23.1           Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

    23.2           Consent of Ernst & Young LLP (filed herewith)

    24.1           Power of Attorney (included on signature page)


ITEM 9.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes as follows:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, Minnesota on the 9th day of June, 1997.


                                       ARCADIA FINANCIAL LTD.

                                       By   /s/Richard A. Greenawalt
                                            -------------------------
                                       Richard A. Greenawalt
                                       Chief Executive Officer and President

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Greenawalt and John A. Witham, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

         Signature                       Title                         Date

    /s/Richard A. Greenawalt       Chief Executive Officer,         June 9, 1997
------------------------------      President and Director
    Richard A. Greenawalt        (Principal Executive Officer)

    /s/John A. Witham           Executive Vice President and        June 9, 1997
------------------------------    Chief Financial Officer
    John A. Witham              (Principal Financial Officer)

    /s/Brian S. Anderson        Senior Vice President, Corporate    June 9, 1997
------------------------------ Controller and Assistant Secretary
    Brian S. Anderson            (Principal Accounting Officer)

    /s/Scott H. Anderson                Director                    June 9, 1997
------------------------------
    Scott H. Anderson

    /s/A. Mark Berlin, Jr.              Director                    June 9, 1997
------------------------------
    A. Mark Berlin, Jr.

    /s/Lawrence H. Bistodeau            Director                    June 9, 1997
------------------------------
    Lawrence H. Bistodeau

    /s/Robert J. Cresci                 Director                    June 9, 1997
------------------------------
    Robert J. Cresci

    /s/James L. Davis                   Director                    June 9, 1997
------------------------------
    James L. Davis

    /s/Warren Kantor                    Director                    June 9, 1997
------------------------------
    Warren Kantor

    /s/Robert A. Marshall               Director                    June 9, 1997
------------------------------
    Robert A. Marshall

    /s/Frederick W. Zuckerman           Director                    June 9, 1997
------------------------------
    Frederick W. Zuckerman

                                   EXHIBIT INDEX TO
                                       FORM S-8

                                ARCADIA FINANCIAL LTD.


    EXHIBIT
    NUMBER    DESCRIPTION
    ------    -----------

    4.1 Non-Statutory Stock Option Agreement dated March 14,1997, between the Registrant and Richard A. Greenawalt (filed herewith)

    4.2 Non-Statutory Stock Option Agreement dated August 26, 1996, between the Registrant and Warren Kantor (incorporated by reference to Exhibit 10.95 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

    4.3 Non-Statutory Stock Option Agreement dated December 18, 1996, between the Registrant and Warren Kantor (incorporated by reference to Exhibit 10.96 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

    4.4 Non-Statutory Stock Option Agreement dated January 29, 1997, between the Registrant and Warren Kantor (incorporated by reference to Exhibit 10.97 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996)

    5.1       Opinion of Dorsey & Whitney LLP (filed herewith)

    23.1      Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

    23.2      Consent of Ernst & Young LLP (filed herewith)

    24.1      Power of Attorney (included on signature page)